ASSIGNMENT  OF  JUDGMENT  AGREEMENT


     This LITIGATION CLAIMS ASSIGNMENT AGREEMENT ("Assignment") is made as of December 1, 1998 by and between PENN OCTANE CORPORATION, a Delaware corporation (formerly known as "International Energy Development Corp.", and herein called "Assignor") and CASTLE ENERGY CORPORATION, as assignee for itself and as Collateral Agent ("Collateral Agent") for the Lenders listed on Schedule I hereto ("Lenders").

     WHEREAS, Assignor, and Lenders have entered into that certain Rollover and Assignment Agreement dated as of December 1, 1998 (as the same may be further amended from time to time, the "Rollover Agreement");

     WHEREAS, Assignor, Collateral Agent, and the Lenders have entered into that certain Collateral Agreement dated as of December 1, 1998 (as the same may be amended from time to time, the "Collateral Agreement");

     WHEREAS, Assignor has represented to Collateral Agent and the Creditors that: an arbitral award was rendered against International Bank of Commerce-Brownsville ("IBC") in favor of Assignor; the value of the arbitral award as of July 31, 1998 was approximately $3.4 million; a judgment was entered on February 28, 1996 by the 197th Judicial District Court of Cameron County, Texas, in Civil Action No. 94-08-4008-C, known as International Energy
                                                          ---------------------
Development Corp. v. International Bank of Commerce - Brownsville; such judgment
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modified  the  arbitral  award  in  certain respects; an appeal was taken to the
Court of Appeals for the Thirteen District of Texas (the "Corpus Christi Court of Appeals"); on June 18, 1998, the Corpus Christi Court of Appeals rendered an Opinion and Order in No. 13-96-298-CV, known as International Bank of Commerce -
                                                --------------------------------
Brownsville, Appellant v. International Energy Development Corp., Appellee; such
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Opinion and Order confirmed the original arbitral award in all respects; and IBC has  filed  a  motion  for  rehearing  with the Corpus Christi Court of Appeals.

     WHEREAS, by this Assignment, the respective parties to the Rollover Agreement and the Collateral Agreement wish to provide, among other things, for the assignment and recordation of the Judgment (as hereinafter defined) pursuant to Section 12.014 of the Texas Property Code.

     NOW, THEREFORE, in consideration of the premises and other value, the receipt and sufficiency of which are hereby acknowledged, Assignor and Collateral Agent for itself and the Lenders do hereby agree as follows:

     1. To secure the Loans and all other obligations of Assignor under the Rollover Agreement, the Amended Notes (as defined in the Rollover Agreement), the Collateral Agreement, this Assignment and all documents executed or delivered by Assignor in connection therewith (collectively, the "Obligations"), Assignor hereby unconditionally and irrevocably assigns, transfers, conveys and

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sets  over  to  Collateral  Agent for the benefit of itself and all Lenders, and grants a security interest in and lien on, all of Assignor's right, title and interest in and to: (a) that certain arbitral award ("Arbitral Award") in favor of International Energy Development Corp. against IBC; the judgment known as International Energy Development Corp. v. International Bank of Commerce -
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Brownsville,  entered  on February 28, 1996 by the 197th Judicial District Court
-----------
of Cameron County, Texas, Civil Action No. 94-08-4008-C (the "District Court Decision"); that certain Opinion and Order known as International Bank of
                                                           ---------------------
Commerce  -  Brownsville,  Appellant  v. International Energy Development Corp.,
--------------------------------------------------------------------------------
Appellee,  Court of Appeals for Thirteenth District of Texas Corpus Christi, No.
--------
13-96-298-CV, entered on June 18, 1998 ("Appellate Decision"; the Arbitral Award, the District Court Decision, the Appellate Decision and any other order related thereto or any appeal therefrom or modification thereof are collectively referred to herein as, the "Judgment"); and (b) any and all appeal bond, collateral, payment, realization or proceeds relating to or arising out of the Judgment, any appeal thereof or any settlement with respect thereto, including, without limitation, all damages, statutory damages or penalties, exemplary or punitive damages, attorneys' fees, costs and pre-judgment and post-judgment interest (all of the foregoing being collectively referred to herein as, the "Proceeds"). Collateral Agent on behalf of itself and the Lenders shall be entitled to the Proceeds subject to the terms and conditions set forth in the Collateral Agreement until the Obligations are paid in full and the Rollover Agreement is terminated.

     2. Assignor represents and warrants that it owns all right, title and interest in and to the Judgment, and the Proceeds, free and clear of all liens, claims and encumbrances except as granted pursuant to the Rollover Agreement, the Collateral Agreement and this Assignment. Assignor further represents and warrants that it is the same entity as the plaintiff named in the Judgment, having changed its name from International Energy Development Corp. to Penn Octane Corporation.

     3. Assignor agrees that in the event it receives any of the Proceeds, it shall set aside and hold in trust for Collateral Agent all such Proceeds, and pay such Proceeds to Collateral Agent subject to the Collateral Agreement immediately upon receipt thereof by Assignor.

     4. For the purpose of carrying out the terms of this Assignment, Assignor hereby irrevocably constitutes and appoints Collateral Agent and any officer or agent thereof, with full power of substitution, as its attorney-in-fact with full irrevocable power and authority in the place and stead of Assignor and in the name of Assignor or in its own name, from time to time in Collateral Agent's sole discretion, without notice to or assent by Assignor, to do the following on behalf of Assignor:

     (i) to direct any party liable for any payment under the Judgment (including any entity that has posted a bond related thereto) to make payment of any and all Proceeds directly to Collateral Agent subject to the Collateral Agreement;

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     (ii)     to  ask,  demand,  collect,  receive  and  give  acquittances  and receipts for any and all Proceeds (each of which acquittances and receipts shall be a full and complete release, discharge and acquittance to the extent of any amount paid to Collateral Agent) and, in the name of Assignor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of Proceeds; and

This power of attorney is a power coupled with an interest and shall be irrevocable until the discharge by the Assignor of all the Obligations owing to the Collateral Agent and the Lenders including, without limitation, payment in full of the indebtedness of Assignor to Collateral Agent and the Lenders.

     The parties hereto acknowledge and agree that Collateral Agent shall not be entitled to compromise, settle, or otherwise affect the Judgment or to participate in or control any appeal, settlement, or prosecution of the Judgment.

     5. If any Event of Default (as such term is defined in any Amended Note or used in the Rollover Agreement) shall have occurred and be continuing, Collateral Agent shall have, in addition to all other rights granted to it in the Rollover Agreement, the Amended Notes, this Assignment, or in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights of a secured party under applicable law as if (and whether or not) the Judgment and/or the Proceeds are collateral subject to Chapter 9 of the Texas Business and Commerce Code.

     6. This Assignment shall be binding upon and inure to the benefit of Assignor, Collateral Agent and the Lenders and their respective successors and assigns.

     7. This Assignment shall be governed by and construed in accordance with the laws of the State of Texas other than the conflicts of laws rules thereof.

     8. If any provision of this Assignment shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of such document, and such invalid, illegal or unenforceable provision shall be interpreted in such a manner to render it valid, legal and enforceable and to most nearly achieve the intents and purposes hereof.

     9. Each party hereto agrees to promptly execute and deliver to the other party hereto any and all further or additional instruments and documents including, without limitation, Uniform Commercial Code-1 financing statements, and take such further action as such other party may reasonably request in order to fully effect the purposes of this Assignment. The provisions of this Assignment shall continue in full force and effect notwithstanding any commencement of a case under the federal bankruptcy code. Neither this Assignment nor any of the terms hereof may be amended, waived, discharged, modified or terminated in any respect unless such amendment, waiver, discharge, modification, or termination is by an instrument in writing signed by each party hereto.

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     10.     All  notices, consents, approvals, or other communications required or  permitted  to  be given pursuant hereto shall be in writing and shall either
(i) be mailed by first-class United States mail, postage prepaid, registered or certified with return receipt requested, (ii) delivered in person to the intended addressee, (iii) sent by telecopy, or (iv) sent by express mail (such as Federal Express or United States Express Mail). Notice mailed pursuant to alternative (i) shall be effective three days after its deposit in the United States mail. Notice given in any other manner shall be effective only on the date actually received by the addressee. For purposes of notice, the addresses of the parties shall be as follows:

To  Assignor:               Penn  Octane  Corporation
                            900  Veterans  Boulevard,  Suite  240
                            Redwood  City,  California  94603
                            Attn:  Jerome  B.  Richter,  President

With  a  copy  to:          Coudert  Brothers
                            1114  Avenue  of  the  Americas
                            New  York,  New  York  10036
                            Attn:  John  F.  Watkins,  Esquire

To  Collateral  Agent:          Castle  Energy  Corporation
                            c/o  CEC,  Inc.
                            One  Radnor  Corporate  Center
                            100  Matsonford  Road,  Suite  250
                            Radnor,  Pennsylvania  19087
                            Attn:  Mr.  Joseph  Castle

With  a  copy  to:          Duane,  Morris  &  Heckscher,  L.L.P.
                            One  Liberty  Place
                            Philadelphia,  Pennsylvania  19103-7396
                            Attn:  Margery  N.  Reed,  Esquire

Each party shall have the right to change its address for notice to any other location by the giving of 10 days' notice to the other party in the manner set forth in this Paragraph.

     11. Assignor may not assign, encumber or transfer, voluntarily or by operation of law, its interest in the Judgment or the Proceeds without the prior written consent of Collateral Agent, and any attempt to do so shall be void.

     12. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

     13. Assignor hereby acknowledges and agrees that this Assignment may be recorded in accordance with Texas Property Code Section 12.014, and Collateral Agent and the Lenders shall be entitled to all of the benefits of such statute.

     IN WITNESS WHEREOF, this Assignment is executed as of the date first above mentioned.

                           PENN  OCTANE  CORPORATION
                           (formerly  International  Energy  Development  Corp.)


                           By:
                                Name:   Jerome  B.  Richter
                                Title:  Chairman,  President  and
                                        Chief  Executive  Officer


                           CASTLE  ENERGY  CORPORATION
                           for itself and as Collateral Agent for the Lenders

                           By:
                                Name:   Joseph  Castle
                                Title:  Chairman  and  Chief  Executive  Officer

                                  SCHEDULE  I
                               LIST  OF  LENDERS


     1.     Castle  Energy  Corporation
     2.     Clint  Norton
     3.     Southwest  Concept  Inc.
     4.     James  F.  Meara,  Jr.
     5. Donaldson Lufkin Jenrette Securities Corporation Custodian SEP FBO James F. Meara IRA
     6.     Lincoln  Trust  Company  FBO  Perry  D.  Snavely  IRA

THE  STATE  OF  TEXAS          :
                               :
COUNTY  OF  DALLAS             :


     This instrument was acknowledged before me on November, 1998 by Jerome B. Richter, Chairman of the Board, President and Chief Executive Officer of Penn Octane Corporation, Incorporated, a Delaware corporation (formerly International Energy Development Corp.), on behalf of said corporation.


                               Notary  Public  in  and  for  the
                               State  of  Texas


My  Commission  Expires:
          ______________

THE  STATE  OF  TEXAS          :
                               :
COUNTY  OF  DALLAS             :


     This  instrument  was  acknowledged  before me on November, 1998, by Joseph
Castle, Chairman of the Board and President of Castle Energy Corporation, a Delaware corporation, on behalf of said corporation.



                               Notary  Public  in  and  for  the
                               Commonwealth  of  Pennsylvania


My  Commission  Expires:
          ______________

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